Exhibit 99.1

ONE LIBERTY PROPERTIES REPORTS THIRD QUARTER 2023 RESULTS

— Rental Income Grew 4.7 % Year-over-Year —

— Repurchases $2.5 Million of Shares Subsequent to Quarter End and $9.1 Million in 2023 —

GREAT NECK, New York, November 6, 2023 — One Liberty Properties, Inc. (NYSE: OLP), a real estate investment trust focused on net leased properties, today announced operating results for the quarter ended September 30, 2023.

We are pleased that our efforts to transform our portfolio towards industrial ownership is producing the growth we had anticipated. This is marked by our second consecutive quarter of year-over-year rental income growth of over 4%. We also grew operating cashflow in the third quarter over the same prior year quarter,” stated Patrick J. Callan, Jr., President and Chief Executive Officer of One Liberty. “We are proud that we have produced these positive accomplishments in a challenging macro-economic environment. As we look forward, we believe that the industrial property acquisition we made in the quarter along with our ongoing property sales, positions us to build on the progress we have made this year.”

Operating Results:

Rental income grew 4.7 % to $22.5 million in the third quarter of 2023, from $21.5 million in the third quarter of 2022. Approximately $580,000 of the growth is due to the net impact of acquisitions and dispositions and the balance is due to a net increase in same-store rental income.

Total operating expenses in the third quarter of 2023 were $14.3 million compared to $13.8 million for the third quarter of 2022. Contributing to the change was a $340,000 increase in depreciation and amortization expense primarily related to properties acquired in 2022 and 2023.

Net income attributable to One Liberty in the third quarter of 2023 was $2.7 million, or $0.12 per diluted share, compared to $7.2 million, or $0.34 per diluted share, in the third quarter of 2022. Net income for the 2023 quarter was negatively impacted by the $905,000, or $0.04 per share, equity in loss of unconsolidated joint ventures, which includes $850,000, or $0.04 per share, related to the contracted for sale of the Manahawkin, NJ shopping center and a $401,000, or $0.02 per share, increase in interest expense, offset by a $332,000, or $0.02 per share, gain from the sale of a restaurant property. Net income for the 2022 quarter benefited from a $4.1 million, or $0.19 per diluted share, gain on the sale of a property.

Funds from Operations, or FFO1, was $9.7 million, or $0.45 per diluted share, for the third quarter of 2023, compared to $9.2 million, or $0.44 diluted share, in the third quarter of 2022. The change is due primarily to the increase in rental income offset primarily by the increase in interest expense.

Adjusted Funds from Operations, or AFFO, was $10.5 million, or $0.49 per diluted share for the quarter ended September 30, 2023, compared to $10.1 million, or $0.48 per diluted share, for the quarter ended September 30, 2022. The change is due primarily to the factors contributing to the increase in FFO.

[1]	A reconciliation of GAAP amounts to non-GAAP amounts (i.e., FFO and AFFO) is presented with the financial information included in this release.

Balance Sheet:

At September 30, 2023, the Company had $5.5 million of cash and cash equivalents, total assets of $767.8 million, total debt of $428.6 million, and total stockholders’ equity of $302.1 million.

At November 1, 2023, One Liberty had $22.5 million outstanding on its credit facility and its available liquidity was approximately $83.6 million, including approximately $6.1 million of cash and cash equivalents (including the credit facility’s required $3.0 million average deposit maintenance balance) and $77.5 million available under its credit facility.

Recent Transactions and Events:

During the quarter ended September 30, 2023:

●	OLP acquired a 177,000 square foot industrial property located in Blythewood, SC, for $13.4 million, including the assumption of $4.3 million mortgage debt with a 4.6% interest rate.

●	A venture in which OLP has a 50% interest and that owns a shopping center in Manahawkin, NJ entered into a contract to sell the property for approximately $36.5 million. It is anticipated that the transaction will be completed in 2023, and that the net proceeds to OLP from the sale, ranging from approximately $6.0 million to $8.0 million (after giving effect to the repayment of OLP’s $10.4 million share of mortgage debt), will be used to reduce the indebtedness on OLP’s credit facility. In connection with entering into the contract, the venture recorded an impairment charge of $1.7 million, of which OLP’s 50% share was $850,000.

●	OLP sold a restaurant property located in Greensboro, NC and recognized a gain of $332,000.

Stock Repurchase Activity

In 2023, the Company repurchased $9.1 million of shares of common stock, including $2.5 million of shares purchased since October 1, 2023. The Company is currently authorized to repurchase approximately $8.7 million of shares.

Non-GAAP Financial Measures:

One Liberty computes FFO in accordance with the “White Paper on Funds from Operations” issued by the National Association of Real Estate Investment Trusts (“NAREIT”) and NAREIT’s related guidance. FFO is defined in the White Paper as net income (calculated in accordance with generally accepted accounting principles), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, impairment write-downs of certain real estate assets and investments in entities where the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis.

One Liberty computes adjusted funds from operations, or AFFO, by adjusting from FFO for its straight-line rent accruals and amortization of lease intangibles, deducting from income additional rent from ground lease tenant, income on settlement of litigation, income on insurance recoveries from casualties, lease termination and assignment fees, and adding back amortization of restricted stock and restricted stock unit compensation expense, amortization of costs in connection with our financing activities (including our share of our unconsolidated joint ventures), debt prepayment costs and amortization of lease incentives and mortgage intangible assets. Since the NAREIT White Paper does not provide guidelines for computing AFFO, the computation of AFFO may vary from one REIT to another.

One Liberty believes that FFO and AFFO are useful and standard supplemental measures of the operating performance for equity REITs and are used frequently by securities analysts, investors and other interested parties in evaluating equity REITs, many of which present FFO and AFFO when reporting their operating results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate assets, which assumes that the value of real estate assets diminish predictability over time. In fact, real estate values have historically risen and fallen with market conditions. As a result, management believes that FFO and AFFO provide a performance measure that when compared year over year, should reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs and other matters without the inclusion of depreciation and amortization, providing a perspective that may not be necessarily apparent from net income. Management also considers FFO and AFFO to be useful in evaluating potential property acquisitions.

FFO and AFFO do not represent net income or cash flows from operating, investing or financing activities as defined by GAAP. FFO and AFFO should not be an alternative to net income as a reliable measure of our operating performance nor as an alternative to cash flows as measures of liquidity. FFO and AFFO do not measure whether cash flow is sufficient to fund all of the Company’s cash needs.

Forward Looking Statement:

Certain information contained in this press release, together with other statements and information publicly disseminated by One Liberty Properties, Inc. is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. We intend such forward looking statements to be covered by the safe harbor provision for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for the purpose of complying with these safe harbor provisions. Forward looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “could,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions or variations thereof. Information regarding important factors that could cause actual outcomes or other events to differ materially from any such forward looking statements appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the reports filed with the Securities and Exchange Commission thereafter; in particular, the sections of such reports entitled “Cautionary Note Regarding Forward Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, included therein. In addition, estimates of rental income for 2023 exclude any related variable rent, anticipated property purchases and/or sales may not be completed during the period indicated or at all, and estimates of gains from property sales are subject to adjustment, among other things, because actual closing costs may differ from the estimated costs. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could materially affect the Company’s results of operations, financial condition, cash flows, performance or future achievements or events.

About One Liberty Properties:

One Liberty is a self-administered and self-managed real estate investment trust incorporated in Maryland in 1982. The Company acquires, owns and manages a geographically diversified portfolio consisting primarily of industrial and retail properties. Many of these properties are subject to long-term net leases under which the tenant is typically responsible for the property’s real estate taxes, insurance and ordinary maintenance and repairs.

Contact:

One Liberty Properties

Investor Relations

Phone: (516) 466-3100

www.1liberty.com

ONE LIBERTY PROPERTIES, INC.

CONDENSED BALANCE SHEETS

(Amounts in Thousands)

	(Unaudited)
	September 30,	December 31,
	2023	2022
ASSETS
Real estate investments, at cost	$885,369	$879,596
Accumulated depreciation	(184,414)	(173,143)
Real estate investments, net	700,955	706,453

Investment in unconsolidated joint ventures	9,607	10,400
Cash and cash equivalents	5,471	6,718
Unbilled rent receivable	17,242	16,079
Unamortized intangible lease assets, net	16,848	19,841
Other assets	17,651	23,764
Total assets	$767,774	$783,255

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$416,727	$405,162
Line of credit, net of $594 and $732 of deferred financing costs, respectively	11,906	21,068
Unamortized intangible lease liabilities, net	10,443	11,125
Other liabilities	25,581	28,963
Total liabilities	464,657	466,318

Total One Liberty Properties, Inc. stockholders’ equity	302,107	315,965
Non-controlling interests in consolidated joint ventures	1,010	972
Total equity	303,117	316,937
Total liabilities and equity	$767,774	$783,255

ONE LIBERTY PROPERTIES, INC. (NYSE: OLP)

(Amounts in Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenues:
Rental income, net	$22,546	$21,473	$67,905	$64,476
Lease termination fee	—	—	—	25
Total revenues	22,546	21,473	67,905	64,501

Operating expenses:
Depreciation and amortization	6,310	5,970	18,569	17,718
General and administrative	3,864	3,769	12,068	11,534
Real estate expenses	4,061	3,970	12,139	11,206
State taxes	76	60	232	211
Total operating expenses	14,311	13,769	43,008	40,669

Other operating income
Gain on sale of real estate, net	332	4,063	5,046	16,762
Operating income	8,567	11,767	29,943	40,594

Other income and expenses:
Equity in (loss) earnings of unconsolidated joint ventures	(905)	82	(761)	310
Income on settlement of litigation	—	—	—	5,388
Other income	87	17	131	997
Interest:
Expense	(4,768)	(4,367)	(13,978)	(13,026)
Amortization and write-off of deferred financing costs	(212)	(278)	(619)	(917)

Net income	2,769	7,221	14,716	33,346
Net income attributable to non-controlling interests	(22)	(17)	(64)	(52)
Net income attributable to One Liberty Properties, Inc.	$2,747	$7,204	$14,652	$33,294

Net income per share attributable to common stockholders - diluted	$.12	$.34	$.66	$1.57

Funds from operations - Note 1	$9,691	$9,229	$29,375	$34,606
Funds from operations per common share - diluted - Note 2	$.45	$.44	$1.37	$1.63

Adjusted funds from operations - Note 1	$10,460	$10,101	$32,013	$31,159
Adjusted funds from operations per common share - diluted - Note 2	$.49	$.48	$1.49	$1.47

Weighted average number of common shares outstanding:
Basic	20,567	20,340	20,552	20,361
Diluted	20,596	20,416	20,598	20,472

ONE LIBERTY PROPERTIES, INC. (NYSE: OLP)

(Amounts in Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Note 1:
NAREIT funds from operations is summarized in the following table:
GAAP net income attributable to One Liberty Properties, Inc.	$2,747	$7,204	$14,652	$33,294
Add: depreciation and amortization of properties	6,134	5,800	18,028	17,297
Add: our share of depreciation and amortization of unconsolidated joint ventures	130	130	389	389
Add: amortization of deferred leasing costs	176	170	541	421
Add: our share of amortization of deferred leasing costs of unconsolidated joint ventures	5	5	14	16
Add: our share of impairment loss of unconsolidated joint venture property	850	—	850	—
Deduct: gain on sale of real estate, net	(332)	(4,063)	(5,046)	(16,762)
Adjustments for non-controlling interests	(19)	(17)	(53)	(49)
NAREIT funds from operations applicable to common stock	9,691	9,229	29,375	34,606
Deduct: straight-line rent accruals and amortization of lease intangibles	(619)	(712)	(2,139)	(2,196)
Deduct: our share of straight-line rent accruals and amortization of lease intangibles of unconsolidated joint ventures	(5)	(6)	(15)	(22)
Deduct: other income and income on settlement of litigation	(75)	—	(75)	(5,388)
Deduct: additional rent from ground lease tenant	—	—	(16)	—
Deduct: income on insurance recovery from casualty loss	—	—	—	(918)
Deduct: lease termination fee income	—	—	—	(25)
Deduct: our share of unconsolidated joint venture lease termination fee income	(21)	—	(21)	(25)
Add: amortization of restricted stock and RSU compensation	1,211	1,306	4,103	4,190
Add: amortization and write-off of deferred financing costs	212	278	619	917
Add: amortization of lease incentives	30	—	91	—
Add: amortization of mortgage intangible assets	33	—	79	—
Add: our share of amortization of deferred financing costs of unconsolidated joint venture	4	4	13	12
Adjustments for non-controlling interests	(1)	2	(1)	8
Adjusted funds from operations applicable to common stock	$10,460	$10,101	$32,013	$31,159

Note 2:
NAREIT funds from operations is summarized in the following table:
GAAP net income attributable to One Liberty Properties, Inc.	$.12	$.34	$.66	$1.57
Add: depreciation and amortization of properties	.29	.27	.86	.81
Add: our share of depreciation and amortization of unconsolidated joint ventures	.01	.01	.02	.02
Add: amortization of deferred leasing costs	.01	.01	.03	.02
Add: our share of amortization of deferred leasing costs of unconsolidated joint ventures	—	—	—	—
Add: our share of impairment loss of unconsolidated joint venture property	.04	—	.04	—
Deduct: gain on sale of real estate, net	(.02)	(.19)	(.24)	(.79)
Adjustments for non-controlling interests	—	—	—	—
NAREIT funds from operations per share of common stock - diluted (a)	.45	.44	1.37	1.63
Deduct: straight-line rent accruals and amortization of lease intangibles	(.03)	(.03)	(.10)	(.11)
Deduct: our share of straight-line rent accruals and amortization of lease intangibles of unconsolidated joint ventures	—	—	—	—
Deduct: other income and income on settlement of litigation	—	—	—	(.25)
Deduct: additional rent from ground lease tenant	—	—	—	—
Deduct: income on insurance recovery from casualty loss	—	—	—	(.04)
Deduct: lease termination fee income	—	—	—	—
Deduct: our share of unconsolidated joint venture lease termination fee income	—	—	—	—
Add: amortization of restricted stock and RSU compensation	.06	.06	.19	.20
Add: amortization and write-off of deferred financing costs	.01	.01	.03	.04
Add: amortization of lease incentives	—	—	—	—
Add: amortization of mortgage intangible assets	—	—	—	—
Add: our share of amortization of deferred financing costs of unconsolidated joint venture	—	—	—	—
Adjustments for non-controlling interests	—	—	—	—
Adjusted funds from operations per share of common stock - diluted (a)	$.49	$.48	$1.49	$1.47

(a)	The weighted average number of diluted common shares used to compute FFO and AFFO applicable to common stock includes unvested restricted shares that are excluded from the computation of diluted EPS.